EXHIBIT 99.1


                        PROXY FOR HOLDERS OF COMMON STOCK
                              THE LEHIGH GROUP INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  SPECIAL MEETING OF STOCKHOLDERS -- [ ,] 1997

         The undersigned hereby appoints Salvatore J. Zizza and Robert A. Bruno, and each of them, proxies of the undersigned with full power of substitution to vote all of the undersigned's Common Stock, par value $ .001 per share, as indicated hereon, of THE LEHIGH GROUP INC. ("Lehigh") at the Special Meeting of Stockholders to be held [ , ,] 1997 in the [ ] and at any adjournments thereof, upon all matters that may properly come before the Meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1. The merger of Lehigh Management Corp., into First Medical Corporation and the amendment of the Restated Certificate of Incorporation of Lehigh to provide for "blank check" preferred stock.


         FOR /  /               AGAINST /   /           ABSTAIN /   /

2. The approval of the following amendments to the Restated Certificate of Incorporation and By-laws of Lehigh:

   A. Changing the name of the Corporation from "The Lehigh Group Inc." to "First Medical Group, Inc."

   B.    To eliminate cumulative voting for the election of directors.

   C.    To eliminate action by stockholders by written consent.

   D. To provide that the number of directors comprising the entire Board of Directors of Lehigh be not less than seven nor more than eleven, as determined from time to time by the Board of Directors.

   E. Requiring any further amendments to the provisions of the Certificate of Incorporation addressed by parts (B) through (E) to require the vote of the holders of at least 80% of the outstanding shares of Lehigh common stock.

         FOR /  /               AGAINST /   /           ABSTAIN /   /

3.       ELECTION OF DIRECTORS

         /    /     FOR all  Director  nominees,  pro  rata  (or in  such  other proportions as the proxy holders may determine in their sole discretion).

         /   /      CUMULATE my votes as follows (insert number of votes*)


                    -------------------------    Salvatore J. Zizza

                    -------------------------    Dennis A. Sokol

                    -------------------------    Charles J. Pendola

                    -------------------------    Melvin E. Levinson

                    -------------------------    Elliot H. Cole

                    -------------------------    Paul Murphy

                    -------------------------    Alain Lellouche


                  * NOTE: The number of votes is equal to the total number of shares of Common
                                Stock to be voted, multiplied by seven.

         /   /             WITHHOLD my vote.

4. The ratification of the appointment of BDO Seidman, LLP, as independent auditors of Lehigh for the year ending December 31, 1996.

         FOR /  /               AGAINST /   /           ABSTAIN /   /

5. The transaction of such other business as may properly come before the meeting.

PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING      /    /

               THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

               All as set forth in the Proxy Statement for this Special Meeting of Stockholders.

               Dated ________________________________________, 1997

               _______________________________________________ (L.S.)

               _______________________________________________ (L.S.)
                           Signature of Stockholder(s)

                           Please sign your name as it appears on this Proxy. If executed by a corporation a duly authorized officer should sign. Partners, executors, trustees, guardians or attorneys should so indicate when signing. If shares are held jointly, EACH holder should sign.